EXHIBIT 3.1

CERTIFICATE OF INCORPORATION OF

IRVINE SENSORS CORPORATION

ARTICLE I

The name of this corporation is Irvine Sensors Corporation.

ARTICLE II

The name and address of the registered office of the corporation in the State of Delaware is Incorporating Services, Ltd. in the City of Dover, County of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as “Common Stock”) and Preferred Stock (hereinafter referred to as “Preferred Stock”). The amount of total capital stock of the corporation is 20,500,000 shares, consisting of 500,000 shares of Preferred Stock, $0.01 par value, and 20,000,000 shares of Common Stock, $0.01 par value.

The Board of Directors is expressly authorized by resolution or resolutions from time to time adopted, subject to any limitations and requirements prescribed by the General Corporation Law of the State of Delaware and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to such series of Preferred Stock. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of any of the following:

A. The number of shares constituting the series and the distinctive designation of the series with the right to increase or decrease the number of shares of such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding;

B. The dividend rights and rate on the shares of the series, whether dividends shall be cumulative, and if so, from which date or dates, the payment date or dates for dividends, and the relative rights of priority, if any, of payment of dividends on shares of the series;

C. Whether the series will have voting power and, if so, the terms of the voting power;

D. Whether the series will have conversion privileges and, if so, the terms and conditions of the conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

E. Whether the shares of the series will be redeemable and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether the series shall have a sinking fund for the redemption or purchase of shares of the series, and if so, the terms and amount of the sinking fund;

G. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the series; and

H. Any other relative terms, rights, preferences and limitations, if any, of the series as the Board of Directors may lawfully fix under the General Corporation Law of the State of Delaware as in effect at the time of the creation of such series.

Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors of the corporation providing for the issue of any series of Preferred Stock created thereby, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation.

Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions adopted by the Board of Directors of the corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation on all propositions before such meetings. The voting rights of the holders of Preferred Stock shall be as determined in duly adopted resolutions of the Board of Directors. Stockholders shall be entitled to cumulate votes in the election of directors under the following circumstances:

(i) Every stockholder complying with subparagraph (ii) and entitled to vote at any election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected by the class or series of shares held by the stockholder multiplied by the number of votes to which the stockholder’s shares are normally entitled, or distribute the stockholder’s votes on the same principle among as many candidates to be elected by the class or series of shares held by the stockholder as the stockholder thinks fit.

(ii) No stockholder shall be entitled to cumulate votes (that is, cast for any candidate a number of votes greater than the number of votes that such stockholder normally is entitled to cast) unless the name of such candidate or candidates have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholders’ intention to cumulate the stockholder’s votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

(iii) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be elected; votes against the director and votes withheld shall have no legal effect.

No stockholder shall be entitled as a matter of right, preemptive or otherwise, to subscribe for, purchase or receive any other securities, rights or options of the corporation now or hereafter authorized to be issued, or other securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise.

Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

ARTICLE V

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the corporation’s initial series of Preferred Stock is as follows:

(a) Designation. The first series of Preferred Stock shall be designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).

(b) Authorized Shares. The number of shares constituting the Series A Preferred Stock shall be five thousand (5,000) shares.

(c) Dividends. The Series A Preferred Stock shall bear no dividends and pay no interest.

(d) Liquidation Rights.

(i) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration or setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $75.00 per share and no more.

(ii) If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock, shall be insufficient to permit the payment to such shareholders of the full preferential amount as set forth in the certificate of determination, then all of the assets of the Company to be distributed to the holders of the Series A Preferred Stock shall be distributed ratably to such holders.

(iii) After the payment or distribution to the holders of the Preferred Stock, including the Series A Preferred Stock, of the full preferential amounts as set forth in the respective certificates of determination, the holders of the Common Stock then outstanding shall be entitled to receive ratably all the remaining assets of the Company.

(e) Redemption. The Series A Preferred Stock shall not be redeemable.

(f) Voting Rights. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of paragraph (g) hereof, at the record date for determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of Preferred Stock and Common Stock shall vote together and not as a separate class.

(g) Rights of Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

(i) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time until October 31, 1989, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as hereinafter defined) in effect at the time of conversion, determined as provided herein.

(ii) Conversion Rate. Each share of Series A Preferred Stock shall be convertible into one hundred (100) shares of Common Stock, subject to adjustment from time to time as provided herein.

(iii) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or the Common Stock, and shall give written notice to the Company at such office that he elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iv) Adjustments for Stock Splits and Reverse Stock Splits. If the Company shall at any time effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Company shall at any time from time to time combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph (g)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(v) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Rate for the Series A Preferred Stock then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate for the Series A Preferred Stock then in effect by a fraction:

(a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance at the close of business on such record date, and

(b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance at the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate for the Series A Preferred Stock shall be computed accordingly as of the close of business on such record date and thereafter the Conversion Rate for the Series A Preferred Stock shall be adjusted pursuant to this paragraph (g)(v) as of the time of actual payment of such dividends or distributions.

(vi) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each such event, provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph (g) with respect to the rights of the holders of the Series A Preferred Stock.

(vii) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (g)), then, and in each such event, the holder of each share of the Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of the Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(viii) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (g)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.

(ix) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of fully paid and nonassessable Common Stock at the Conversion Rate in effect at the time of conversion determined as provided herein, on October 31, 1989, if not earlier converted at the option of the holder as provided in paragraph (g)(i).

(x) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

ARTICLE VI

The name and mailing address of the Incorporator of the corporation is as follows:

Debra K. Weiner

Grover T. Wickersham, P. C.

490 California Avenue, Suite 400

Palo Alto, California 94306

ARTICLE VII

By-laws may be adopted, amended or repealed by a vote of the holders of not less than a majority of the combined voting shares of the then outstanding shares of capital stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting as a single class. By-laws may also be adopted, amended or repealed by the Board of Directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time. If any By-law of the Corporation shall be altered, amended, repealed or added in a manner which is inconsistent with any of the provisions of this certificate of incorporation, such purported alteration, amendment, repeal or additional shall be void.

ARTICLE VIII

The number of directors of the board of directors of the corporation will be as specified in the By-laws. Unless otherwise provided in the By-laws, elections of directors need not be by written ballot. Each director will serve until his successor shall have been duly elected and qualified, unless he dies, resigns, becomes disqualified or disabled, or is otherwise removed. Advance notice of stockholder nominations for the election of directors and business proposed to be brought before a stockholders meeting shall be given in the manner provided in the By-laws of the corporation.

ARTICLE IX

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty; provided, however, that this limitation of liability shall not act to limit liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE X

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter an “undertaking”).

(b) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the corporation.

(c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

ARTICLE XI

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation or to adopt new provisions, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights conferred on stockholders and directors herein are granted subject to this reservation.

ARTICLE XII

The By-laws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspection with respect to any account, or book, or document of this corporation, except as conferred by law or the By-laws of the corporation, or by resolution of the stockholders.

ARTICLE XIII

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of January, 1988.

/s/ Debra K. Weirner

Debra K. Weirner Incorporator

CERTIFICATE OF MERGER

OF

IRVINE SENSORS CORPORATION

INTO

IRVINE SENSORS CORPORATION

IRVINE SENSORS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the corporations which are parties to the merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
Irvine Sensors Corporation	California
Irvine Sensors Corporation	Delaware

SECOND: That a Plan and Agreement of Merger (the “Agreement of Merger”) between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of section 252(c) of the General Corporation law of the State of Delaware and section 1108 of the California Corporations Code.

THIRD: That name of the surviving corporation of the merger is Irvine Sensors Corporation, a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Irvine Sensors Corporation, a Delaware corporation, as                  in effect immediately prior to the effective date of the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 3001 Redhill Avenue, Costa Mesa, California 92626.

SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any Constituent Corporation.

SEVENTH: That the authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value per Share or Statement that Shares are Without Par Value
Irvine Sensors Corporation a California corporation	Common	20,000,000	no par value

	Preferred	500,000	no par value

	Earnings Convertible Restricted	200,000	no par value

EIGHTH: That this Certificate of Merger shall be effective on the date upon which this Certificate of Merger shall have been filed with the Secretary of State of Delaware pursuant to section 252 and section 103 of the General Corporation Law of the State of Delaware and the Secretary of State of Delaware shall have issued a Certificate of Merger pursuant thereto;

Dated: May 2, 1988

Irvine Sensors Corporation a Delaware corporation

By:	/s/ James Alexiou

James Alexiou

ATTEST:

By:	/s/ Joanne S. Carson

Joanne S. Carson, Secretary

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES B PREFERRED STOCK OF

IRVINE SENSORS CORPORATION

a Delaware corporation

IRVINE SENSORS CORPORATION, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors by said corporation’s Certificate of Incorporation, and pursuant to the provisions of section 151 of the Delaware General Corporation Law, said Board of Directors of said corporation, at a meeting duly held on December 13, 1988, has duly adopted the following recitals and resolutions providing for the issuance of a series of 15,000 shares of Preferred Stock:

WHEREAS, the Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

WHEREAS, there was authorized an initial series of Preferred Stock entitled “Series A Convertible Preferred Stock,” consisting of 5,000 shares;

WHEREAS, the outstanding shares of said Series A Convertible Preferred Stock were automatically converted into Common Stock on October 31, 1989; and

WHEREAS, the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to the second series of Preferred Stock, and to determine the designation thereof;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors (the “Board”) hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, its second series of Preferred Stock as follows:

(a) Designation. The second series of Preferred Stock shall be designated “Series B Convertible Cumulative Preferred Stock” (the “Series B Preferred Stock”).

(b) Authorized Shares. The number of shares constituting the Series B Preferred Stock shall be fifteen thousand (15,000) shares.

(c) Dividends.

(i) The holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, cumulative dividends at the annual rate of $1.50 per share, payable in cash annually on each December 1, commencing on December 1, 1989. Such dividends shall accrue on each share from the date of issue, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in paragraph (c)(ii) below, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Any accumulation of dividends on the Series B Preferred Stock shall not bear interest.

(ii) Unless full dividends on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock, and (B) no shares of Common Stock shall be purchased, redeemed, or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants, or other persons performing services for the Company or any subsidiary (including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

(d) Liquidation Rights.

(i) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration or setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $15.00 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution, or winding up, and no more.

(ii) After the payment or distribution to the holders of the Series B Preferred Stock of the full preferential amount as set forth above, the holders of the Common Stock then outstanding shall be entitled to receive ratably all the remaining assets of the Company.

(e) Redemption. The Series B Preferred Stock shall not be redeemable.

(f) Voting Rights. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted, pursuant to the provisions of paragraph (g) hereof, at the record date for determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of Preferred Stock and Common Stock shall vote together and not as a separate class.

(g) Rights of Conversion. The holders of the Series B Preferred Stock shall have the following conversion rights:

(i) Optional Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as hereinafter defined) in effect at the time of conversion, determined as provided herein.

(ii) Conversion Rate. Each share of Series B Preferred Stock shall be convertible into fifty (50) shares of Common Stock, subject to adjustment from time to time as provided herein.

(iii) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or the Common Stock, and shall give written notice to the Company at such office that he elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iv) Adjustments for Stock Splits and Reverse Stock Splits. If the Company shall at any time effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Company shall at any time from time to time combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph (g)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(v) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Rate for the Series B Preferred Stock then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate for the Series B Preferred Stock then in effect by a fraction:

(a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance at the close of business on such record date, and

(b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance at the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate for the Series B Preferred Stock shall be computed accordingly as of the close of business on such record date and thereafter the Conversion Rate for the Series B Preferred Stock shall be adjusted pursuant to this paragraph (g)(v) as of the time of actual payment of such dividends or distributions.

(vi) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each such event, provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph (g) with respect to the rights of the holders of the Series B Preferred Stock.

(vii) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (g)), then, and in each such event, the holder of each share of the Series B Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of the Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(viii) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (g)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.

(ix) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary or any Assistant Secretary of this corporation are each authorized to execute, on behalf of this corporation, a certificate of designations, preferences and rights in accordance with Delaware law.

IN WITNESS WHEREOF, said IRVINE SENSORS CORPORATION has caused this certificate to be signed by James Alexiou, its President, and attested by Nancy Johnson, its Assistant Secretary, this 13 day of November, 1989.

IRVINE SENSORS CORPORATION

By:	/s/ James Alexiou

James Alexiou President

ATTEST:

By:	/s/ Nancy Johnson

Nancy Johnson Assistant Secretary

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES C PREFERRED STOCK OF

IRVINE SENSORS CORPORATION

a Delaware corporation

IRVINE SENSORS CORPORATION, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors by said corporation’s Certificate of Incorporation, and pursuant to the provisions of section 151 of the Delaware General Corporation Law, said Board of Directors of said corporation, at a meeting duly held on June 11, 1990, has duly adopted the following recitals and resolutions providing for the issuance of a series of 10,000 shares of Preferred Stock:

WHEREAS, the Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

WHEREAS, there was authorized an initial series of Preferred Stock entitled “Series A Convertible Preferred Stock,” consisting of 5,000 shares;

WHEREAS, the outstanding shares of said Series A Convertible Preferred Stock were automatically converted into Common Stock on October 31, 1989;

WHEREAS, there was authorized a second series of Preferred Stock entitled “Series B Convertible Preferred Stock,” consisting of 15,000 shares; and

WHEREAS, the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to the third series of Preferred Stock, and to determine the designation thereof;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors (the “Board”) hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, its third series of Preferred Stock as follows:

(a) Designation. The third series of Preferred Stock shall be designated “Series C Convertible Cumulative Preferred Stock” (the “Series C Preferred Stock”).

(b) Authorized Shares. The number of shares constituting the Series C Preferred Stock shall be ten thousand (10,000) shares.

(c) Dividends.

(i) The holders of the then outstanding Series C Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, cumulative dividends at the annual rate of $3.00 per share, payable in cash annually on each December 1, commencing on December 1, 1990. Such dividends shall accrue on each share from the date of issue, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in paragraph (c)(ii) below, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock, or before any dividend shall be paid on any other series of Preferred Stock. Any accumulation of dividends on the Series C Preferred Stock shall not bear interest.

(ii) Unless full dividends on the Series C Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock, (B) no dividend shall be paid on any other series of Preferred Stock, and (C) no shares of Common Stock shall be purchased, redeemed, or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants, or other persons performing services for the Company or any subsidiary (including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

(d) Liquidation Rights.

(i) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration or setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $30.00 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution, or winding up, and no more. If there shall be more than one series of Preferred Stock outstanding at the time of such liquidation, dissolution or winding up, and the assets of the Company available for distribution to its shareholders shall be insufficient to satisfy the liquidation preferences of all of the then outstanding series of Preferred Stock in accordance with their respective Certificates of Designations, the assets of the Company available for distribution to its shareholders shall be allocated pro rata among the outstanding series of Preferred Stock, in proportion to their respective aggregate liquidation preferences.

(ii) After the payment or distribution to the holders of the Series C Preferred Stock of the full preferential amounts as set forth above, the holders of the Common Stock then outstanding shall be entitled to receive ratably all the remaining assets of the Company.

(e) Redemption. The Series C Preferred Stock shall not be redeemable.

(f) Voting Rights. Except as otherwise required by law, the holders of shares of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could be converted, pursuant to the provisions of paragraph (g) hereof, at the record date for determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of Preferred Stock and Common Stock shall vote together and not as a separate class.

(g) Rights of Conversion. The holders of the Series C Preferred Stock shall have the following conversion rights:

(i) Optional Conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as hereinafter defined) in effect at the time of conversion, determined as provided herein.

(ii) Conversion Rate. Each share of Series C Preferred Stock shall be convertible into fifty (50) shares of Common Stock, subject to adjustment from time to time as provided herein.

(iii) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or the Common Stock, and shall give written notice to the Company at such office that he elects to convert the same and shall state therein the number of shares of Series C Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iv) Adjustments for Stock Splits and Reverse Stock Splits. If the Company shall at any time effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Company shall at any time from time to time combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph (g)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(v) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Rate for the Series C Preferred Stock then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate for the Series C Preferred Stock then in effect by a fraction:

(a) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance at the close of business on such record date, and

(b) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance at the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate for the Series C Preferred Stock shall be computed accordingly as of the close of business on such record date and thereafter the Conversion Rate for the Series C Preferred Stock shall be adjusted pursuant to this paragraph (g)(v) as of the time of actual payment of such dividends or distributions.

(vi) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each such event, provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph (g) with respect to the rights of the holders of the Series C Preferred Stock.

(vii) Adjustment for Rectification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (g)), then, and in each such event, the holder of each share of the Series C Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of the Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(viii) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (g)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.

(ix) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary or any Assistant Secretary of this corporation are each authorized to execute, on behalf of this corporation, a certificate of designations, preferences and rights in accordance with Delaware law.

IN WITNESS WHEREOF, said IRVINE SENSORS CORPORATION has caused this certificate to be signed by James Alexiou, its President, and attested by Nancy Johnson, its Assistant Secretary, this 2nd day of August, 1990.

IRVINE SENSORS CORPORATION

By:	/s/ James Alexiou
James Alexiou President

ATTEST:

By:	/s/ Nancy Johnson
Nancy Johnson Assistant Secretary

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Irvine Sensors Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Irvine Sensors Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and adding said amendment to the agenda for the annual meeting of stockholders of said corporation for consideration thereof by the stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered “IV” so that, as amended, said first paragraph of Article IV shall be and read as follows:

“The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as “Common Stock”) and Preferred Stock (hereinafter referred to as “Preferred Stock”). The amount of capital stock of the corporation is 40,500,000, consisting of 500,000 shares of Preferred Stock, $0.01 par value, and 40,000,000 shares of Common Stock, $0.01 par value.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors the annual meeting of stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Irvine Sensors Corporation has caused this certificate to be signed by David Pinto, its authorized officer, this 23rd day of February, 1996.

/s/ David Pinto

David Pinto Treasurer

Attest:

/s/ Nancy Johnson

Nancy Johnson Assistant Secretary

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES D CONVERTIBLE PREFERRED STOCK

OF IRVINE SENSORS CORPORATION

a Delaware corporation

Pursuant to Section 151

of the General Corporation Law of the State of Delaware

I, KENNETH T. LIAN, President and Chief Executive Officer of IRVINE SENSORS CORPORATION, a Delaware corporation (the “corporation”), certifies that pursuant to the authority contained in Article IV of the corporation’s Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation’s Board of Directors has adopted the following resolutions creating a series of its Preferred Stock designated as Series D Convertible Preferred Stock:

WHEREAS, Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors (the “Board”) hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Designation. The series of Preferred Stock shall be designated “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”).

(b) Authorized Shares. The number of shares constituting the Series D Preferred Stock shall be 17,000 shares.

(c) Dividends. The Series D Preferred Stock shall not be entitled to receive any dividends.

(d) Liquidation Rights.

(i) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary of involuntary, holders of each outstanding share of Series D Preferred Stock shall be entitled to be paid first out of the assets of the corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, an amount equal to $240 per share of Series D Preferred Stock held, before any payment shall be made to the holders of the Common Stock, or any other stock of the corporation ranking as to assets upon liquidation, dissolution or winding up of the corporation junior to the Series D Preferred Stock; provided, however, that the holders of Series D Preferred Stock shall not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series of or class of the corporation’s stock then outstanding that ranks senior as to liquidation rights to the Series D Preferred Stock (including already issued series of Preferred Stock) has been paid in full. The holders of the Series D Preferred Stock and all series or classes of the corporation’s stock now or hereafter issued that ranks on a parity as to liquidation rights with the Series D Preferred Stock shall be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. If, upon any liquidation, dissolution or winding up of the corporation, the assets to be distributed to the holders of the Series D Preferred Stock (and any stock on a parity therewith) shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the corporation available for distribution to stockholders shall be distributed to the holders of Series D Preferred Stock and any stock on a parity as to liquidation. Each holder of the Series D Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of shares of Series D Preferred Stock held by such holder bears to the total number of shares of Series D Preferred Stock and any stock on a parity as to liquidation then outstanding. Such payment shall constitute payment in full to the holders of the Series D Preferred Stock upon the liquidation, dissolution or winding up of the corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the corporation in trust for the account of the Series D

Preferred Stockholders, so as to be available for such payment, such Series D Preferred Stockholders shall be entitled to no further participation in the distribution of the assets of the corporation.

(ii) A consolidation or merger of the corporation (except into or with a subsidiary corporation) or a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the corporation or any reclassification of the stock of the corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsections (vi) through (viii) of paragraph (g)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this paragraph (d). In no event shall the issuance of new classes of stock, whether senior, junior or on a parity with the Series D Preferred Stock, be deemed a “reclassification” under, or otherwise limited by the terms hereof.

(iii) In the event of a liquidation, dissolution or winding up of the corporation resulting in the availability of assets other than cash for distribution to the holders of the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made by the Board, and provided that such Board was acting in good faith, shall be conclusive.

(iv) After the payment or distribution to the holders of the Series D Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding (excluding Common Stock held by the corporation as treasury stock) shall be entitled to receive ratably all of the remaining assets of the corporation.

(v) References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the corporation. The Series D Preferred Stock shall be senior to the Common Stock of the corporation and junior to the corporation’s outstanding Series B and C Cumulative Convertible Preferred Stock as to liquidation.

(e) Redemption of the Series D Preferred Stock. The Series D Preferred Stock shall not be redeemable.

(f) Voting Rights. Except as otherwise required by law, the holders of shares of Series D Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series D Preferred Stock could be converted, pursuant to the provisions of paragraph (g) hereof, at the record date for determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of Preferred Stock and Common Stock shall vote together and not as separate classes.

(g) Conversion. The holders of the Series D Preferred Stock shall have the following conversion rights (the “Conversion Rights”).

(i) Optional Conversion.

(A) Subject to and in compliance with the provisions of this paragraph (g), any issued and outstanding shares of Series D Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein.

(B) Before any holder of Series D Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Common Stock, and shall give written notice to the Company at such office that he elects to convert the same and shall state therein the number of shares of Series D Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series D Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled.

Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) Company-Demanded Conversion.

(A) At any time on or after the date that is six months from the final closing of the offering pursuant to which the Series D Preferred Stock is issued (the “Final Closing”) and so long as any shares of Series D Preferred Stock remain outstanding, the Company may, in its sole discretion, demand conversion of the then-outstanding shares of Series D Preferred Stock.

(B) Such conversion shall be effective on the 10th day following written notice to the holders of record of such shares and shall be effective without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Company or any transfer agent, as hereafter provided, or the holder notifies the Company or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the conversion of the Series D Preferred Stock as herein provided, the holders of such Series D Preferred Stock may surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock surrendered were convertible on the date on which such Company-demanded conversion occurred.

(iii) Automatic Conversion.

(A) Each share of Series D Preferred Stock not previously converted shall automatically convert into shares of Common Stock at the then-effective Conversion Price on the date that is two years from the Final Closing.

(B) Such automatic conversion as specified in subsection (A) of this paragraph (g)(iii) shall be effective without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Company or any transfer agent, as hereafter provided, or the holder notifies the Company or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series D Preferred Stock, the holders of such Series D Preferred Stock may surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(iv) Conversion Price. Each share of Series D Preferred Stock shall be convertible into that number of shares of Common Stock that results from dividing the conversion price per share in effect at the time of conversion into $240 for each share of Series D Preferred Stock being converted; the Conversion Price per share for the Series D Preferred Stock shall initially be $4.80, resulting in an initial conversion rate of 50 shares of Common Stock for each outstanding share of Series D Preferred Stock. The initial Conversion Price for the Series D Preferred Stock shall be subject to adjustment from time to time as provided herein.

(v) Adjustment for Changes in Stock Price. If the average closing bid price of the corporation’s Common Stock for the 10 consecutive trading days prior to (a) the notice of conversion given by the stockholder, in the event of an optional conversion pursuant to subsection (i) of this paragraph (g), or by the Company, in the event of a Company-demanded conversion pursuant to subsection (ii) of this paragraph (g) or (b) the date on which the Series D Preferred Stock automatically converts into Common Stock pursuant to subsection (iii) of this paragraph

(g), is less than $4.80, then each share of Series D Preferred Stock shall convert into that number of shares of Common Stock determined by a fraction:

(A) the numerator of which is the aggregate purchase price of all shares of Series D Preferred Stock issued and sold by the corporation; and

(B) the denominator of which is a number determined by multiplying the total number of shares of Series D Preferred Stock issued and sold by the corporation by 78% of such average closing bid price;

provided, however, that in no event shall a share of Series D Preferred Stock convert into more than 84 shares of Common Stock.

(vi) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after date on which the first share of Series D Preferred Stock was originally issued (the “Original Issue Date”) for the Series D Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Rate in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Original Issue Date for the Series D Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (g)(v) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(vii) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date for the Series D Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series D Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series D Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series D Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series D Preferred Stock shall be adjusted pursuant to this paragraph (g)(vii) as of the time of actual payment of such dividends or distributions.

(viii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date for the Series D Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (g) with respect to the rights of the holders of the Series D Preferred Stock.

(ix) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (g)), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(x) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (g)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of such Series D Preferred Stock, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (g) with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (g) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(xi) Certificate of Adjustment. In each case of an adjustment or readjustment of the conversion price for the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred Stock (other than an adjustment as required by subsection (v) of this paragraph (g)), the Company shall compute such adjustment or readjustment in accordance herewith and the Company’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series D Preferred Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(xii) Notices of Record Date. In the event of (A) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company or any transfer of all or substantially all of the assets of the Company to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series D Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, rectification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xiii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company’s Common Stock on the date of conversion, as determined in good faith by the Board.

(xiv) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(xv) Notices. Any notice required by the provisions of this paragraph (g) to be given to the holder of shares of the Series D Preferred Stock shall be deemed given when personally delivered or delivered by facsimile transmission (provided such facsimile transmission is followed on the same day by mailing a copy of same by use of the United States mail) to such holder, or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

(xvi) Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock.

(xvii) No Dilution or Impairment. The Company shall not amend its Certificate of Incorporation or Certificate of Designations, or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against dilution or other impairment.

(h) No Reissuance of Preferred Stock. No share or shares of Series D Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series D Preferred Stock that the Company shall be authorized to issue.

(i) Severability. If any right, preference or limitation of the Series D Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, IRVINE SENSORS CORPORATION has caused this Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock to be executed by Kenneth T. Lian, its President and Chief Executive Officer and Nancy Johnson, its Assistant Secretary, this 27 day of June, 1996.

/s/ Kenneth T. Lian

Kenneth T. Lian President and Chief Executive Officer

Attest:

/s/ Nancy Johnson

Nancy Johnson Assistant Secretary

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES D CONVERTIBLE PREFERRED STOCK

OF IRVINE SENSORS CORPORATION

a Delaware corporation

Pursuant to Section 151

of the General Corporation Law of the State of Delaware

I, JAMES D. EVERT, President and Chief Executive Officer of IRVINE SENSORS CORPORATION, a Delaware corporation (the “corporation”), certify that pursuant to the authority contained in Article IV of the corporation’s Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation’s Board of Directors has adopted the following resolutions creating a series of its Preferred Stock designated as Series D Convertible Preferred Stock:

WHEREAS, Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors (the “Board”) hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Designation. The series of Preferred Stock shall be designated “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”).

(b) Authorized Shares. The number of shares constituting the Series D Preferred Stock shall be 50,000 shares.

(c) Dividends. The Series D Preferred Stock shall not be entitled to receive any dividends.

(d) Liquidation Rights.

(i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary of involuntary, holders of each outstanding share of Series D Preferred Stock shall be entitled to be paid first out of the assets of the corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, an amount equal to $100 per share (the “original purchase price”) of Series D Preferred Stock held, before any payment shall be made to the holders of the Common Stock, or any other stock of the corporation ranking as to assets upon liquidation, dissolution or winding up of the corporation junior to the Series D Preferred Stock; provided, however, that the holders of Series D Preferred Stock shall not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series of or class of the corporation’s stock then outstanding that ranks senior as to liquidation rights to the Series D Preferred Stock (including already issued series of Preferred Stock) has been paid in full. The holders of the Series D Preferred Stock and all series or classes of the corporation’s stock now or hereafter issued that ranks on a parity as to liquidation rights with the Series D Preferred Stock shall be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. If, upon any liquidation, dissolution or winding up of the corporation, the assets to be distributed to the holders of the Series D Preferred Stock (and any stock on a parity therewith) shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the corporation available for distribution to stockholders shall be distributed to the holders of Series D Preferred Stock and any stock on a parity as to liquidation. Each holder of the Series D Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of shares of Series D Preferred Stock held by such holder bears to the total number of shares of Series D Preferred Stock and any stock on a parity as to liquidation then outstanding. Such payment shall constitute payment in full to the holders of the Series D Preferred Stock upon the liquidation, dissolution or winding up of the corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the corporation in trust for the account of the Series D Preferred Stockholders, so as to be available for such payment, such Series D Preferred Stockholders shall be entitled to no further participation in the distribution of the assets of the corporation.

(ii) Consolidation, Merger and Other Corporate Events. A consolidation or merger of the corporation (except into or with a subsidiary corporation) or a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the corporation or any reclassification of the stock of the corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsections (vi) through (viii) of paragraph (g)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this paragraph (d). In no event

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shall the issuance of new classes of stock, whether senior, junior or on a parity with the Series D Preferred Stock, be deemed a “reclassification” under, or otherwise limited by the terms hereof.

(iii) Distribution of Cash and Other Assets. In the event of a liquidation, dissolution or winding up of the corporation resulting in the availability of assets other than cash for distribution to the holders of the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made by the Board, and provided that such Board was acting in good faith, shall be conclusive.

(iv) Distribution to Junior Security Holders. After the payment or distribution to the holders of the Series D Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding (excluding Common Stock held by the corporation as treasury stock) shall be entitled to receive ratably all of the remaining assets of the corporation.

(v) Senior and Junior Security Holders Defined. References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the corporation. The Series D Preferred Stock shall be senior to the Common Stock of the corporation and junior to the corporation’s outstanding Series B and C Cumulative Convertible Preferred Stock as to liquidation.

(e) Redemption of the Series D Preferred Stock. The Series D Preferred Stock shall not be redeemable.

(f) Voting Rights. Except as otherwise required by law, the holders of shares of Series D Preferred Stock shall not have the right to vote on matters that come before the stockholders.

(g) Conversion. The holders of Series D Preferred Stock will have the following conversion rights:

(i) Right to Convert. Subject to and in compliance with the provisions of this paragraph (g), any issued and outstanding shares of Series D Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein.

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(ii) Conversion Price. The number of shares into which one share of Series D Preferred Stock shall be convertible shall be determined by dividing $100 by the conversion price at the time in effect for such share (the “Conversion Price”). The initial Conversion Price per share for the Series D Preferred Stock shall be $1.00 for such share, which shall be subject to adjustment from time to time in certain instances, as provided below in this paragraph (g).

(iii) Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Common Stock, and shall give written notice to the Company at such office that he elects to convert the same and shall state therein the number of shares of Series D Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series D Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled.

Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iv) Conversion Premium. Subject to the provisions of paragraph g(x) below, in connection with the conversion permitted by this paragraph (g), the Company shall issue an additional number of shares of Common Stock equal in market value to ten percent of the original purchase price of the Series D Preferred Stock per annum, as such amount shall have accrued daily from the date on which such shares of Series D Preferred Stock were originally issued (the “Original Issuance Date”) to the date of conversion; provided, however that the Company’s obligation to issue such additional shares of Common Stock upon conversion shall expire and be of no further force and effect as of the close of business on the date on which the bid price for the Common Stock shall have closed for 20 consecutive trading days at a price at least three times the initial conversion price of $1.00 (as adjusted for stock splits and reverse stock splits), but provided further that the Company has then in effect a current registration statement covering the resale of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Series D Preferred Stock.

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(v) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issuance Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (g)(v) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(vi) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series D Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series D Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series D Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series D Preferred Stock shall be adjusted pursuant to this paragraph (g)(vi) as of the time of actual payment of such dividends or distributions.

(vii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of

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Common Stock, then and in each such event provision shall be made so that the holders of such Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (g) with respect to the rights of the holders of the Series D Preferred Stock.

(viii) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (g)), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(ix) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (g)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of such Series D Preferred Stock, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (g) with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (g) (including

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adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(x) Reverse Stock Split Protection.

(A) In the event the Company makes a public announcement of its intention to effect a reverse stock split at any time within 18 months of the closing of the offering of Series D Preferred Stock, the Company shall, for the following three full calendar months, calculate the monthly average closing bid price of the Common Stock for each such month. In the event the monthly average closing bid price in any of such months would result in a pre-reverse stock split bid price of less than $1.00 per share, the Company shall thereafter issue upon conversion to each holder of then-outstanding Series D Preferred Stock additional shares of its Common Stock, based on the lowest of such monthly average closing bid prices, in order to give each such investor that number of shares of Common Stock equaling $1.00 in value; provided, however, that no greater than a 50% reduction from the $1.00 price shall be applicable to this adjustment, excluding for this purpose any shares issuable as a conversion premium pursuant to paragraph (g)(iv), above.

(B) In the event the Company does effect a reverse stock split and the provisions of this paragraph (g)(x) become applicable, the termination of the Company’s conversion premium obligation as set forth in paragraph (g) (iv) shall be modified to terminate and become null and void as of the close of business on the date on which the bid price for the Common Stock shall have closed for 20 consecutive trading days at a price at least two times the initial conversion price of $1.00 (as adjusted for stock splits and reverse stock splits).

(C) The issuance of additional shares of Common Stock pursuant to this paragraph (g)(x), if any, shall have no effect whatsoever on the dollar amount payable as a conversion premium, as set forth in paragraph (g)(iv), which premium shall be payable based solely on the dollar amount of the shares of Series D Preferred Stock purchased.

(xi) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred Stock, the Company shall compute such adjustment or readjustment in accordance herewith and the Company’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series D Preferred Stock at the holder’s address as shown in the Company’s books. The certificate shall

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set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(xi) Notices of Record Date. In the event of (A) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company or any transfer of all or substantially all of the assets of the Company to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series D Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company’s Common Stock on the date of conversion, as determined in good faith by the Board.

(xiii) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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(xiv) Notices. Any notice required by the provisions of this paragraph (g) to be given to the holder of shares of the Series D Preferred Stock shall be deemed given when personally delivered or delivered by facsimile transmission to such holder (followed by prompt deposit of such notice in the United States mail addressed to the holder), or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

(xv) Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock.

(xvi) No Dilution or Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against dilution or other impairment.

(h) No Reissuance of Preferred Stock. No share or shares of Series D Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series D Preferred Stock that the Company shall be authorized to issue.

(i) Severability. If any right, preference or limitation of the Series D Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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IN WITNESS WHEREOF, IRVINE SENSORS CORPORATION has caused this Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock to be executed by James D. Evert, its President and Chief Executive Officer and David Pinto, its Treasurer, this 22nd day of December, 1997.

/s/ James D. Evert

James D. Evert President and Chief Executive Officer

Attest:

/s/ David Pinto

David Pinto Treasurer

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IRVINE SENSORS CORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Irvine Sensors Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That by action of the Board of Directors taken at a duly called and held meeting, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders or otherwise brought before the stockholders for consideration. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered “IV” so that, as amended, said first paragraph of such Article shall be and read as follows:

The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as “Common Stock”) and Preferred Stock (hereinafter referred to as “Preferred Stock”). The amount of capital stock of the corporation is 60,500,000, consisting of 500,000 shares of Preferred Stock, $0.01 par value, and 60,000,000 shares of Common Stock, $0.01 par value.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the corporation’s Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting a majority of the outstanding shares entitled to vote, as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3001 Redhill Avenue, Building 3, Costa Mesa, California 92626-4529 / Telephone (714) 548-8211

Fax (714) 557-1260

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by John J. Stuart, Jr., its authorized officer, this 6th day of March, 2000, and such amendment is effective on the date of filing in the Office of the Delaware Secretary of State.

/s/ John J. Stuart, Jr.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer

Attest:

/s/ Nancy Johnson

Nancy Johnson Assistant Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Irvine Sensors Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That by action of the Board of Directors taken at a duly called and held meeting, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders or otherwise brought before the stockholders for consideration. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered “IV” so that, as amended, said first paragraph of such Article shall be and read as follows:

The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as “Common Stock”) and Preferred Stock (hereinafter referred to as “Preferred Stock”). The amount of capital stock of the corporation is 80,500,000, consisting of 500,000 shares of Preferred Stock, $0.01 par value, and 80,000,000 shares of Common Stock, $0.01 par value.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the corporation’s Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting a majority of the outstanding shares entitled to vote, as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by John J. Stuart, Jr., its authorized officer, this 8th day of March, 2001, and such amendment is effective on the date of filing in the Office of the Delaware Secretary of State.

/s/ John J. Stuart, Jr.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer

Attest:

/s/ Sheri Anderson

Sheri Anderson Assistant Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IRVINE SENSORS CORPORATION

Irvine Sensors Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That by action of the Board of Directors taken at a duly called and held meeting, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at a special meeting of the stockholders or otherwise brought before the stockholders for consideration. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered “IV” so that, as amended, said first paragraph of such Article shall be and read as follows:

“The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as “Common Stock”) and Preferred Stock (hereinafter referred to as “Preferred Stock”). The amount of capital stock of the corporation is 80,500,000, consisting of 500,000 shares of Preferred Stock, $0.01 par value, and 80,000,000 shares of Common Stock. $0.01 par value. Upon the amendment of this article to read as herein set forth, each twenty shares of Common Stock outstanding shall be combined and converted into one share of Common Stock. In lieu of fractional shares, the Company shall pay in cash the fair market value of any fractional shares based on the last sale price on the last trading day preceding the date of this amendment.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the corporation’s Special Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting a majority of the outstanding shares entitled to vote, as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by John J. Stuart, Jr., its authorized officer, this 25th day of September, 2001, and such amendment is effective on September 26, 2001.

/s/ John J. Stuart, Jr.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer

Attest:

/s/ Sheri Anderson

Sheri Anderson Assistant Secretary

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CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES E PREFERRED STOCK

OF

IRVINE SENSORS CORPORATION,

a Delaware corporation

The undersigned, Robert G. Richards and John J. Stuart, Jr., the duly elected and acting Chief Executive Officer and Secretary, respectively, of Irvine Sensors Corporation, a Delaware corporation (the “Corporation”), hereby certify that pursuant to the authority contained in Article IV of the Corporation’s Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation’s Board of Directors has adopted the following resolutions creating a series of its Preferred Stock designated as Series E Convertible Preferred Stock:

WHEREAS, the Corporation’s Certificate of Incorporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of any of them.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Designation. The series of Preferred Stock is hereby designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”).

(b) Authorized Shares. The number of authorized shares constituting the Series E Preferred Stock shall be 10,000 shares of such series.

(c) Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holder of the Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(d) Liquidation Preference.

(i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series E Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, an amount equal to $120 (the “Series E Purchase Price”) per share of Series E Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series E Preferred Stock) and any declared but unpaid dividends on such share, before any payment shall be made to the holders of the Common Stock, or any other stock of the Corporation ranking as to assets upon liquidation, dissolution or winding up of the Corporation junior to the Series E Preferred Stock; provided, however, that the holders of Series E Preferred Stock shall not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series of or class of the Corporation’s stock then outstanding that ranks senior as to liquidation rights to the Series E Preferred Stock (including already issued series of Preferred Stock) has been paid in full. The holders of the Series E Preferred Stock shall be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series E Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to stockholders shall be distributed to the holders of Series E Preferred Stock. Each holder of the Series E Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of shares of Series E Preferred Stock held by such holder bears to the total number of shares of Series E Preferred Stock. Such payment shall constitute payment in full to the holders of the Series E Preferred Stock upon the liquidation, dissolution or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series E Preferred Stock, so as to be available for such payment, such holders of Series E Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

(ii) Consolidation, Merger and Other Corporate Events. A consolidation or merger of the Corporation (except into or with a subsidiary corporation) or a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsections (v) through (viii) of paragraph (g)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (d). In no event shall the issuance of new classes of stock, whether senior, junior or on a parity with the Series E Preferred Stock, be deemed a “reclassification” under or otherwise limited by the terms hereof.

(iii) Distribution of Cash and Other Assets. In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made solely by the Board of Directors, and provided that such Board of Directors was acting in good faith, shall be conclusive.

(iv) Distribution to Junior Security Holders. After the payment or distribution to the holders of the Series E Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding (excluding Common Stock held by the Corporation as treasury stock) shall be entitled to receive ratably all of the remaining assets of the Corporation.

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(v) Preference; Priority. References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. The Series E Preferred Stock shall be senior to the Common Stock of the Corporation and junior to the Corporation’s outstanding Series B Cumulative Convertible Preferred Stock, the Series C Cumulative Convertible Preferred Stock and the Series D Convertible Preferred Stock as to liquidation.

(e) Redemption. The Series E Preferred Stock shall not be redeemable.

(f) Voting Rights. Except as otherwise required by law, the holder of shares of Series E Preferred Stock shall not have the right to vote on matters that come before the stockholders.

(g) Conversion Rights. The holders of Series E Preferred Stock will have the following conversion rights:

(i) Right to Convert. Subject to and in compliance with the provisions of this paragraph (g), any issued and outstanding shares of Series E Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, that a holder of Series E Preferred Stock may at any given time convert only up to that number of shares of Series E Preferred Stock so that, upon conversion, such holder’s beneficial ownership (as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the Company’s Common Stock is not more than 9.99% of the Company’s Common Stock then outstanding.

(ii) Mechanics of Conversion. Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series E Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series E Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iii) Conversion Price. The number of shares into which one share of Series E Preferred Stock shall be convertible shall be determined by dividing $120 (the “Series E Purchase Price”) by the then existing Conversion Price (as set forth below), which shall be subject to adjustment from time to time in certain instances, as provided below in this paragraph (g)(iii) (the “Conversion Ratio”). The initial “Conversion Price” per share for the Series E Preferred Stock shall be $1.20 per share, so that the each share of Series E Preferred Stock shall initially be convertible into Common Stock at a Conversion Ratio equal to 100 shares of Common Stock for each share of Series E Preferred Stock. The Conversion Price shall be

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adjusted from time to time to either (A) 85% of the Market Price (as defined below), or (B) the then existing Floor Price, based on whichever formula would result in a lower number of conversion shares being issued, in each instance, rounded to the nearest penny. The “Floor Price” shall initially be $0.85, but shall be subsequently adjusted at the end of each calendar month to be 75% of the volume weighted average trading price of the Corporation’s Common Stock for the calendar month then just ended as obtained from the NASDAQ Stock Market, Bloomberg Financial Services or another similar service. Notwithstanding the foregoing, in no event shall (A) the Floor Price be less than $0.85 nor more than $1.50 or (B) the total number of shares issuable upon conversion of all of the Series E Preferred Stock be less than 800,000 shares or in excess of 1,411,765 shares (as adjusted for subsequent stock splits, stock dividends or recapitalizations of the Corporation’s capital stock). Until the shares of Common Stock issuable from conversion of the Series E Preferred Stock (the “Conversion Shares”) are registered pursuant to a registration statement on Form S-3 or another available form (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, this monthly adjustment in Floor Price shall be upward or downward, within the $0.85 and $1.50 limitations set forth above. After such a Registration Statement covering the Conversion Shares is declared effective, all subsequent monthly adjustments in the Floor Price shall be upward only.

For purposes of illustration only, if the Market Price is $1.00 or less at time of conversion and the Floor Price is $0.85, the Conversion Ratio will be $120/$0.85 = 141.1765 to 1, allowing the 10,000 shares of Series E Preferred Stock to be converted into 1,411,765 shares of Common Stock, the maximum number of shares of Common Stock into which the Preferred Stock may be converted. On the other hand, if the Market Price is $1.00 or less at time of conversion and the Floor Price has been subsequently adjusted upward to $1,00, the Conversion Ratio will be $120/$1.00 = 120 to 1, allowing the 10,000 shares of Preferred Stock to be converted into 1,200,000 shares of Common Stock. Similarly, if the Market Price is $1.7647 or higher at time of conversion, the Conversion Ratio will be $120/$1.50 = 80 to 1, allowing the 10,000 shares of Preferred Stock to be converted into 800,000 shares of Common Stock. Since the Floor Price cannot exceed $1.50, conversion at higher Market Prices will not change the Conversion Ratio further.

For purposes of determining the Conversion Price, the “Market Price” shall equal the volume weighted average trading price of the Corporation’s Common Stock, as obtained from the NASDAQ Stock Market, Bloomberg Financial Services or another similar service, for the five consecutive trading days immediately preceding the conversion date (which may include trading days prior to the date the Series E Preferred Stock is first issued (the “Original Issue Date”), provided, that such five trading day period shall be extended by the number of trading days during such period on which (A) trading in the Corporation’s Common Stock is suspended by, or not traded on, the Nasdaq SmallCap Market, the Nasdaq National Market or successor market on which the Corporation’s Common Stock is then listed, or (B) after the date the Registration Statement for the Conversion Shares is declared effective by the Securities and Exchange Commission, the prospectus included in the Registration Statement for the Conversion Shares may not be used by the holders of Series E Preferred Stock for the resale of the Conversion Shares.

(iv) Adjustment to Conversion Ratio upon Event of Default. If an Event of Default (as defined below) occurs and remains uncured for a period of 30 days following receipt of notice of such Event of Default in accordance with this paragraph (g)(iv), the

4

Conversion Ratio then in effect in accordance with the terms hereof shall be increased by 10% (rounded to the nearest penny, as more fully described herein); provided, however, that in no event shall the Series E Preferred Stock convert into more than 1,411,765 shares of Common Stock (as adjusted for subsequent stock splits, stock dividends or recapitalizations of the Corporation’s capital stock). An “Event of Default” shall include the commencement by the Corporation of a voluntary case or proceeding under the bankruptcy laws or the Corporation’s failure to: (A) file the Registration Statement with the Securities and Exchange Commission within 30 days after the Original Issue Date; (B) maintain the listing of the Corporation’s Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market or successor market; or (C) discharge or stay a bankruptcy proceeding within 60 days of such action being taken against the Corporation. Following an Event of Default, a holder of Series E Preferred Stock may, at its option, exercise any of all of its remedies under the Series E Preferred Stock or convert the shares into shares of Common Stock pursuant to this paragraph (g). Notwithstanding any change in the Conversion Ratio as a result of such Event of Default or subsequent conversion by a holder of Series E Preferred Stock, a holder may still pursue all remedies available to such holder under applicable law if an Event of Default has occurred.

(v) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issuance Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (g)(v) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(vi) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series E Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series E Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series E Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter, the Conversion Price for the Series E Preferred Stock shall be adjusted

5

pursuant to this paragraph (g)(vi) as of the time of actual payment of such dividends or distributions.

(vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series E Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series E Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (g) with respect to the rights of the holders of the Series E Preferred Stock

(viii) Adjustment for Reclassification Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (g)), then and in each such event the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series E Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(ix) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (g)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of such Series E Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (g) with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (g) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(x) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other

6

securities issuable upon conversion of the Series E Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series E Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(xi) Notices of Record Date. In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series E Preferred Stock at least 20 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

(xiii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(xiv) Notices. Any notice required by the provisions of this paragraph (g) to be given to the holders of shares of Series E Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, or (ii) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

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(xv) Payment of Taxes. The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock.

(xvi) No Dilution or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, without the approval of a majority of the then outstanding Series E Preferred Stock.

(h) No Reissuance of Preferred Stock. No share or shares of Series E Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series E Preferred Stock that the Corporation shall be authorized to issue.

(i) Severability. If any right, preference or limitation of the Series E Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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IN WITNESS WHEREOF, IRVINE SENSORS CORPORATION has caused this Certificate of Designations, Preferences and Rights of Series E Preferred Stock to be executed by Robert G. Richards, its Chief Executive Officer, and John J. Stuart, Jr., its Secretary, this 23rd day of December 2002.

/s/ Robert G. Richards

Robert G. Richards Chief Executive Officer

Attest:

/s/ John J. Stuart, Jr.

John J. Stuart, Jr. Secretary